Exhibit 99.1

Press Contact: Yolanda White 858-812-7302 Direct Investor Information: 877-934-4687 investor@kratosdefense.com

KRATOS ANNOUNCES COMMENCEMENT OF AN OFFER TO REDEEM
ALL OUTSTANDING 6.5% SENIOR SECURED NOTES DUE NOVEMBER 2025

Approximately $300 Million Outstanding on 6.5% Notes
Expected to Be Replaced by New 5 Year Bank Credit Facility

SAN DIEGO, CA, February 10, 2022 – Kratos Defense & Security Solutions, Inc. (Nasdaq:KTOS), a leading National Security Solutions provider, today announced the commencement of an offer to redeem all of its outstanding $300 million 6.5% Senior Secured Notes due November 2025 on March 14, 2022 (the “Redemption Date”), subject to completion of the refinancing of its revolving credit facility, for an amount of cash equal to 103.25% of the principal amount thereof plus accrued and unpaid interest thereon to, but excluding, the Redemption Date (the “Redemption Offer”). The Company is currently in the process of refinancing its revolving credit facility and intends to replace 100% of the principal amount currently outstanding under its 6.5% Senior Secured Notes through this refinancing process. The Company expects that its refinancing activities will be completed prior to the Redemption Date. The Company will provide additional details related to the refinancing transaction once it has been completed.

Deanna Lund, Kratos’ Executive Vice President and Chief Financial Officer, said, “The offer to redeem the $300 million 6.5% Senior Secured Notes and replace these borrowings with traditional bank financing, once successfully completed, is expected to save Kratos approximately $10 to $13 million in cash interest payments annually, based on current interest rates, while also positioning the Company to continue to maintain significant cash on its balance sheet to support expected future growth, including potential future large production opportunities in the Unmanned Systems business.”

About Kratos Defense & Security Solutions

Kratos Defense & Security Solutions, Inc. (NASDAQ:KTOS) develops and fields transformative, affordable technology, platforms, and systems for United States National Security related customers, allies, and commercial enterprises. Kratos is changing the way breakthrough technologies for these industries are rapidly brought to market through proven commercial and venture capital backed approaches, including proactive research, and streamlined development processes. At Kratos, affordability is a technology, and we specialize in unmanned systems, satellite communications, cyber security/warfare, microwave electronics, missile defense, hypersonic systems, training and combat systems and next generation turbo jet and turbo fan engine development. For more information go to www.kratosdefense.com.

Notice Regarding Forward-Looking Statements

All statements in this press release are made as of February 10, 2022. Except as required by applicable law, Kratos undertakes no obligation to publicly update or revise these statements, whether as a result of new information, future events or otherwise. This press release may contain “forward-looking statements” within the meaning of federal securities laws, including statements related to the expected timing, final terms and completion of the Redemption Offer and the proposed refinancing transaction, the expected reduction in annual interest expense to be realized by the Company as a result of the Redemption Offer and the proposed refinancing transaction and similar statements concerning anticipated future events and expectations that are not historical facts. Kratos cautions you that these statements are not guarantees of future performance and are subject to numerous evolving risks and uncertainties that Kratos may not currently be able to accurately predict or assess, including the risk that Kratos is unable to redeem all of the Senior Secured Notes in the Redemption Offer or otherwise consummate the proposed refinancing transaction on the anticipated terms, within the anticipated timeline or at all, risks associated with fluctuations in the financial markets and other risks and uncertainties that are described in further detail in Kratos’ reports filed with the Securities and Exchange Commission, including Kratos’ Quarterly Report on Form 10-Q for the fiscal quarter ended September 26, 2021. There can be no assurance that the Redemption Offer and proposed refinancing transaction will be completed, or that the expected annual savings of interest expense will be realized as described herein or at all. Any of these factors could cause actual results to differ materially from expectations Kratos expresses or implies in this press release.